Exhibit 99.1

Kaltura Announces Financial Results for First Quarter 2023

NEW YORK, May 9, 2023 - Kaltura, Inc. (“Kaltura” or the “Company”), the video experience cloud, today announced financial results for the first quarter ended March 31, 2023, as well as outlook for the second quarter and full year 2023.

"We met our revenue and Adjusted EBITDA targets for the first quarter and are reaffirming our expectation of reaching cash-flow-from-operations break-even during 2024, and posting a positive Adjusted EBITDA for the full year of 2024,” said Ron Yekutiel, Kaltura Co-founder, Chairman, and CEO. “Though the industry headwinds experienced in 2022 are still present, we are encouraged to see in the first quarter early indicators of improved market demand translating to year-over-year growth in salesforce productivity and new bookings. Our expanding product portfolio is encouraging companies to consolidate around Kaltura, especially in the current financial climate, which has resulted in an increase in our average deal size."

First Quarter 2023 Financial Highlights:

•    Revenue for the first quarter of 2023 was $43.3 million, an increase of 4% compared to $41.7 million for the first quarter of 2022.

•    Subscription Revenue for the first quarter of 2023 was $40.4 million, an increase of 9% compared to $37.0 million for the first quarter of 2022.

•    Annualized Recurring Revenue (ARR) for the first quarter of 2023 was $159.6 million, an increase of 8% compared to $147.7 million for the first quarter of 2022.

•    GAAP Gross profit for the first quarter of 2023 was $27.3 million, representing a gross margin of 63% compared to a GAAP gross profit of $26.3 million and gross margin of 63% for the first quarter of 2022.

•    Non-GAAP Gross profit for the first quarter of 2023 was $27.7 million, representing a non-GAAP gross margin of 64%, compared to a non-GAAP gross profit of $26.8 million and non-GAAP gross margin of 64% for the first quarter of 2022.

•    GAAP Operating loss was $12.0 million for the first quarter of 2023, compared to an operating loss of $14.7 million for the first quarter of 2022.

•    Non-GAAP Operating loss was $3.5 million for the first quarter of 2023, compared to a non-GAAP operating loss of $8.8 million for the first quarter of 2022.

•    GAAP Net loss was $12.8 million or $0.09 per diluted share for the first quarter of 2023, compared to a GAAP net loss of $16.9 million, or $0.13 per diluted share, for the first quarter of 2022.

•    Non-GAAP Net loss was $4.4 million or $0.03 per diluted share for the first quarter of 2023, compared to a non-GAAP net loss of $11.0 million, or $0.09 per diluted share, for the first quarter of 2022.

•    Adjusted EBITDA was negative $2.7 million for the first quarter of 2023, compared to adjusted EBITDA of negative $8.4 million for the first quarter of 2022.

•    Net Cash Used in Operating Activities was $7.4 million for the first quarter of 2023, compared to $19.6 million for the first quarter of 2022.

First Quarter 2023 Business Highlights:

•Year-over-year increase in new ARR bookings for the second quarter in a row, following five prior quarters of year-over-year declines.
•Increased ratio of new bookings from new customers versus existing customers (upsells).
•Continued increase in average deal size driven by customers consolidating around Kaltura as a single vendor.
•Closed five, seven-digit deals (insurance, banking, tech and media companies).
•Continued to enhance and increase the footprint of Events Platform, Webinars product, API’s and Developer tools, and Cloud TV front-end experience applications.

Financial Outlook:

For the second quarter of 2023, Kaltura expects:

•    Subscription Revenue to grow by 5%-7% year-over-year to between $39.9 million and $40.6 million.
•    Total Revenue to grow by 2%-4% year-over-year to between $42.8 million and $43.7 million.
•    Adjusted EBITDA to be negative in the range of $1.5 million to $2.5 million.

For the full year ending December 31, 2023, Kaltura expects:

•    Subscription Revenue to grow by 4%-6% year-over-year to between $158.6 million and $161.7 million.
•    Total Revenue to grow by 0%-2% year-over-year to between $168.8 million and $172.2 million.
•    Adjusted EBITDA to be negative in the range of $5.0 million to $8.0 million.

The guidance provided above contains forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements. Kaltura has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. The reconciliation for Adjusted EBITDA includes but is not limited to the following items: stock-based compensation expenses, depreciation, amortization, financial expenses (income), net, provision for income tax, and other non-recurring operating expenses. These items, which could materially affect the computation of forward-looking GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

Additional information on Kaltura’s reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.

Conference Call

Kaltura will host a conference call today on May 9, 2023 to review its first quarter 2023 financial results and to discuss its financial outlook.

Time:	8:00 a.m. ET
United States/Canada Toll Free:	1-888-886-7786
International Toll:	+1-416-764-8658

A live webcast will also be available in the Investor Relations section of Kaltura’s website at: https://investors.kaltura.com/news-and-events/events

A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Kaltura

Kaltura’s mission is to power any video experience for any organization. Our Video Experience Cloud offers live, real-time, and on-demand video products for enterprises of all industries, as well as specialized industry solutions, currently for educational institutions and for media and telecom companies. Underlying our products and solutions is a broad set of Media Services that are also used by other cloud platforms and companies to power video experiences and workflows for their own products. Kaltura’s Video Experience Cloud is used by leading brands reaching millions of users, at home, at school and at work, for communication, collaboration, training, marketing, sales, customer care, teaching, learning, virtual events, and entertainment experiences.

Investor Contacts:
Kaltura
Yaron Garmazi
Chief Financial Officer
IR@Kaltura.com

Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@Kaltura.com

Media Contacts:
Kaltura
Lisa Bennett
pr.team@kaltura.com

Headline Media
Raanan Loew
raanan@headline.media
+1 347 897 9276

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding our future financial and operating performance, including our guidance; our business strategy, plans and objectives for future operations, including our expectation of reaching cash-flow-from-operations break-even during 2024 and posting a positive Adjusted EBITDA for the full year 2024; the expected effect of new product releases on our business and financial performance; and general business conditions.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to manage and sustain our rapid growth; our ability to achieve and maintain profitability; the evolution of the markets for our offerings; the quarterly fluctuation in our results of operations; our ability to retain our customers; our ability to keep pace with technological and competitive developments; our ability to maintain the interoperability of our offerings across devices, operating systems and third-party applications; our reliance on third parties; our ability to retain our key personnel; risks related to our international operations; our ability to successfully execute or achieve the benefits of our cost-reduction and re-organization plan and other cost saving measures; risks relating to event of failure of any of the financial institutions where we maintain our cash and cash equivalents (such as Silicon Valley Bank (SVB) and therefore our ability to access uninsured funds in a timely manner or at all; risks associated with the Israeli government’s extensive legislation proceedings addressing Israel’s judicial system and the concerns that the proposed changes may negatively impact the business environment in Israel, and the other risks under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”), as such factors are updated in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 and may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.kaltura.com.

Non-GAAP Financial Measures

Kaltura has provided in this press release and the accompanying tables measures of financial information that have not been prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), including non-GAAP gross profit, non-GAAP gross margin (calculated as a percentage of revenue), non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP operating margin (calculated as a percentage of revenue), non-GAAP net loss, non-GAAP net loss per share and Adjusted EBITDA. Kaltura defines these non-GAAP financial measures as the respective corresponding GAAP measure, adjusted for, as applicable: (1) stock-based compensation; (2) the amortization of acquired intangibles; (3) facility exit and transition costs; and (4) restructuring charges. Kaltura defines EBITDA as net profit (loss) before financial expenses, net, provision for income taxes, and depreciation and amortization expenses. Adjusted EBITDA is defined as EBITDA (as defined above), adjusted for the impact of certain non-cash and other non-recurring items that we believe are not indicative of our core operating performance, such as non-cash stock-based compensation expenses and other non-recurring operating expenses. We believe these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Kaltura’s financial condition and results of operations. These non-GAAP metrics are a supplemental measure of our performance, are not defined by or presented in accordance with GAAP, and should not be considered in isolation or as an alternative to net profit (loss) or any other performance measure prepared in accordance with GAAP. Non-GAAP financial measures are presented because we believe that they provide useful supplemental information to investors and analysts regarding our operating performance and are frequently used by these parties in evaluating companies in our industry. By presenting these non-GAAP financial measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Additionally, our management uses these non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing the operating performance of our business on a consistent basis between periods, as described above. Although we use the non-GAAP financial measures described above, such measures have significant limitations as analytical tools and only supplement but do not replace, our financial statements in accordance with GAAP. See the tables below regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Key Financial and Operating Metrics

Annualized Recurring Revenue. We use Annualized Recurring Revenue (“ARR”) as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring customer contracts. We calculate ARR by annualizing our recurring revenue for the most recently completed fiscal quarter. Recurring revenues are generated from SaaS and PaaS subscriptions, as well as term licenses for software installed on the customer's premises (“On-Prem”). For the SaaS and PaaS components, we calculate ARR by annualizing the actual recurring revenue recognized for the latest fiscal quarter. For the On-Prem component for which revenue recognition is not ratable across the license term, we calculate ARR for each contract by dividing the total contract value (excluding professional services) as of the last day of the specified period by the number of days in the contract term and then multiplying by 365. Recurring revenue excludes revenue from one-time professional services and setup fees. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades or downgrades, pending renewals, foreign exchange rate fluctuations, professional services revenue and acquisitions or divestitures. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Dollar Retention Rate. Our Net Dollar Retention Rate, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our Net Dollar Retention Rate for a given period as the recognized recurring revenue from the latest reported fiscal quarter from the set of customers whose revenue existed in the reported fiscal quarter from the prior year (the numerator), divided by recognized recurring revenue from such customers for the same fiscal quarter in the prior year (denominator). For annual periods, we report Net Dollar Retention Rate as the arithmetic average of the Net Dollar Retention Rate for all fiscal quarters included in the period. We consider subdivisions of the same legal entity (for example, divisions of a parent company or separate campuses that are part of the same state university system) to be a single customer for purposes of calculating our Net Dollar Retention Rate. Our calculation of Net Dollar Retention Rate for any fiscal period includes the positive recognized recurring revenue impacts of selling new services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our Net Dollar Retention Rate may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, and our ability to retain our customers. Our calculation of Net Dollar Retention Rate may differ from similarly titled metrics presented by other companies.

Remaining Performance Obligations. Remaining Performance Obligations represents the amount of contracted future revenue that has not yet been delivered, including both subscription and professional services revenues. Remaining Performance Obligations consists of both deferred revenue and contracted non-cancelable amounts that will be invoiced and recognized in future periods. We expect to recognize 58% of our Remaining Performance Obligations as revenue over the next 12 months, and the remainder thereafter, in each case, in accordance with our revenue recognition policy; however, we cannot guarantee that any portion of our Remaining Performance Obligations will be recognized as revenue within the timeframe we expect or at all.

Consolidated Balance Sheets (U.S. dollars in thousands)

	As of
	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$41,576	$44,625
Marketable securities	34,393	41,343
Trade receivables	18,233	28,786
Prepaid expenses and other current assets	8,077	7,521
Deferred contract acquisition and fulfillment costs, current	10,685	10,759

Total current assets	112,964	133,034

LONG-TERM ASSETS:
Marketable securities	1,024	—
Property and equipment, net	18,713	15,142
Other assets, noncurrent	2,981	3,176
Deferred contract acquisition and fulfillment costs, noncurrent	20,536	21,691
Operating lease right-of-use assets	17,444	20,814
Intangible assets, net	1,077	1,244
Goodwill	11,070	11,070

Total noncurrent assets	72,845	73,137

TOTAL ASSETS	$185,809	$206,171

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term loans	$34,351	$5,793
Trade payables	8,214	9,437
Employees and payroll accruals	12,479	14,884
Accrued expenses and other current liabilities	16,854	16,527
Operating lease liabilities	2,533	2,355
Deferred revenue, current	50,490	59,841

Total current liabilities	124,921	108,837

NONCURRENT LIABILITIES:
Deferred revenue, noncurrent	1,022	1,266
Long-term loans, net of current portion	—	30,004
Operating lease liabilities, noncurrent	19,650	20,697
Other liabilities, noncurrent	2,245	2,021

Total noncurrent liabilities	22,917	53,988

TOTAL LIABILITIES	$147,838	$162,825
STOCKHOLDERS' EQUITY:
Common stock	$13	$13
Treasury stock	(4,881)	(4,881)
Additional paid-in capital	447,316	439,644
Accumulated other comprehensive loss	(553)	(301)
Accumulated deficit	(403,924)	(391,129)

Total stockholders' equity	37,971	43,346

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$185,809	$206,171

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data)

	Three Months Ended March 31,
	2023	2022
	(Unaudited)

Revenue:

Subscription	$40,392	$37,017
Professional services	2,881	4,698

Total revenue	43,273	41,715

Cost of revenue:

Subscription	11,168	9,650
Professional services	4,819	5,796

Total cost of revenue	15,987	15,446

Gross profit	27,286	26,269

Operating expenses:

Research and development	14,130	14,873
Sales and marketing	12,071	14,616
General and administrative	12,100	11,438
Restructuring	945	—

Total operating expenses	39,246	40,927

Operating loss	11,960	14,658

Financial expenses (income), net	(1,785)	182

Loss before provision for income taxes	10,175	14,840
Provision for income taxes	2,620	2,086

Net loss	$12,795	$16,926

Net loss per share attributable to common stockholders, basic and diluted	$0.09	$0.13

Weighted average number of shares used in computing basic and diluted net loss per share attributable to common stockholders	135,087,949	127,832,785

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data)
Stock-based compensation included in above line items:

	Three Months Ended March 31,
	2023	2022
	(Unaudited)

Cost of revenue	$264	$412
Research and development	1,145	1,028
Sales and marketing	772	926
General and administrative	4,978	3,318

Total	$7,159	$5,684

Revenue by Segment (U.S. dollars in thousands):

	Three Months Ended March 31,
	2023	2022
	(Unaudited)

Enterprise, Education and Technology	$31,330	$29,727
Media and Telecom	11,943	11,988

Total	$43,273	$41,715

Gross Profit by Segment (U.S. dollars in thousands):

	Three Months Ended March 31,
	2023	2022
	(Unaudited)

Enterprise, Education and Technology	$22,789	$20,766
Media and Telecom	4,497	5,503

Total	$27,286	$26,269

Consolidated Statement of Cash Flows (U.S. dollars in thousands)

	Three Months Ended March 31,
	2023	2022
	(Unaudited)
Cash flows from operating activities:
Net loss	$(12,795)	$(16,926)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,009	615
Stock-based compensation expenses	7,159	5,684
Amortization of deferred contract acquisition and fulfillment costs	2,970	2,443
Non-cash interest expenses (income), net	(224)	39
Gain on foreign exchange	(195)	—
Changes in operating assets and liabilities:
Decrease (increase) in trade receivables	10,553	(2,332)
Increase in prepaid expenses and other current assets and other assets, noncurrent	(764)	(594)
Increase in deferred contract acquisition and fulfillment costs	(1,642)	(1,653)
Decrease in trade payables	(1,450)	(1,498)
Decrease in accrued expenses and other current liabilities	(37)	(430)
Decrease in employees and payroll accruals	(2,405)	(1,838)
Increase (decrease) in other liabilities, noncurrent	406	(42)
Decrease in deferred revenue	(9,595)	(3,140)
Operating lease right-of-use assets and lease liabilities, net	(422)	82

Net cash used in operating activities	(7,432)	(19,590)

Cash flows from investing activities:

Investment in available-for-sale marketable securities	(2,924)	—
Proceeds from maturities of available-for-sale marketable securities	9,236	—
Investment in restricted bank deposit	—	(1,850)
Purchases of property and equipment	(852)	(445)
Capitalized internal-use software	(380)	(1,767)

Net cash provided by (used in) investing activities	5,080	(4,062)

Cash flows from financing activities:

Repayment of long-term loans	(1,500)	(750)
Principal payments on finance leases	—	(128)
Proceeds from exercise of stock options	578	244
Payment of debt issuance costs	—	(125)

Net cash used in financing activities	(922)	(759)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	195	—

Net decrease in cash, cash equivalents and restricted cash	$(3,079)	$(24,411)
Cash, cash equivalents and restricted cash at the beginning of the period	45,833	144,371
Cash, cash equivalents and restricted cash at the end of the period	$42,754	$119,960

Reconciliation from GAAP to Non-GAAP Results (U.S. dollars in thousands; Unaudited)

	Three Months Ended March 31,
	2023	2022
Reconciliation of gross profit and gross margin
GAAP gross profit	$27,286	$26,269
Stock-based compensation expense	264	412
Amortization of acquired intangibles	104	104
Non-GAAP gross profit	$27,654	$26,785
GAAP gross margin	63%	63%
Non-GAAP gross margin	64%	64%
Reconciliation of operating expenses
GAAP research and development expenses	$14,130	$14,873
Stock-based compensation expense	1,145	1,028
Amortization of acquired intangibles	—	—
Non-GAAP research and development expenses	$12,985	$13,845
GAAP sales and marketing	$12,071	$14,616
Stock-based compensation expense	772	926
Amortization of acquired intangibles	60	109
Non-GAAP sales and marketing expenses	$11,239	$13,581
GAAP general and administrative expenses	$12,100	$11,438
Stock-based compensation expense	4,978	3,318
Amortization of acquired intangibles	—	—
Facility exit and transition costs[1]	154	—
Non-GAAP general and administrative expenses	$6,968	$8,120
Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$11,960	$14,658
Stock-based compensation expense	7,159	5,684
Amortization of acquired intangibles	164	213
Facility exit and transition costs[1]	154	—
Restructuring[2]	945	—
Non-GAAP operating loss	$3,538	$8,761
GAAP operating margin	(28)%	(35)%
Non-GAAP operating margin	(8)%	(21)%
Reconciliation of net loss
GAAP net loss attributable to common stockholders	$12,795	$16,926
Stock-based compensation expense	7,159	5,684
Amortization of acquired intangibles	164	213
Facility exit and transition costs[1]	154	—
Restructuring[2]	945	—
Non-GAAP net loss attributable to common stockholders	$4,373	$11,029

Non-GAAP net loss per share - basic and diluted	$0.03	$0.09
1 Facility exit and transition costs for the three months ended March 31, 2023 include costs associated with moving to our temporary office in Israel.
2 The three months ended March 31, 2023, include one-time employee termination benefits incurred in connection with our reorganization plan in January 2023.

Adjusted EBITDA (U.S. dollars in thousands)

	Three Months Ended March 31,
	2023	2022

Net loss	$(12,795)	$(16,926)
Financial expenses (income), net (a)	(1,785)	182
Provision for income taxes	2,620	2,086
Depreciation and amortization	1,009	615
EBITDA	(10,951)	(14,043)
Non-cash stock-based compensation expense	7,159	5,684
Facility exit and transition costs (b)	154	—
Restructuring (c)	945	—
Adjusted EBITDA	$(2,693)	$(8,359)

(a)The three months ended March 31, 2023 and 2022, include $803 and $498, respectively, of interest expenses.
(b)Facility exit and transition costs for the three months ended March 31, 2023 include costs associated with moving to our temporary office in Israel.
(c)The three months ended March 31, 2023, include one-time employee termination benefits incurred in connection with our reorganization plan in January 2023.

Reported KPIs

	March 31,
	2023	2022
	(U.S. dollars, amounts in thousands)
Annualized Recurring Revenue	$159,582	$147,705
Remaining Performance Obligations	$167,425	$171,223

	Three Months Ended March 31,
	2023	2022
Net Dollar Retention Rate	102%	107%